Joby Reports Third Quarter 2024 Results

A Joby production prototype electric air taxi flying in front of Mount Fuji in Shizuoka, Japan. Photo: Joby Aviation

Santa Cruz, CA, November 6, 2024 — Joby Aviation, Inc. (NYSE:JOBY), a next-generation aviation company, today issued its Third Quarter 2024 Shareholder Letter (https://joby-site.cdn.prismic.io/joby-site/ZyuVPq8jQArT0VMi_JobyQ32024ShareholderLetter.pdf) detailing the Company’s operational and financial results for the period ending September 30, 2024. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.

Third Quarter 2024 Highlights:

●First International Demonstration: We completed a number of exhibition flights at Toyota’s Higashi-Fuji Technical Center in Japan, using our third production prototype aircraft which rolled off the production line less than three months prior.
●Test and Certification: We reached a major landmark on our journey to type certification with the completion of our first FAA-conforming major sub-assembly, an aircraft tail. Our fourth production prototype is nearing completion and will join our flight test program shortly.

●Regulatory Progress: Important progress was made with regulators in each of our targeted launch markets. In the U.S., we welcomed the publication of new operating regulations that lay the groundwork for the launch of commercial operations.
●Toyota Investment: Building on nearly seven years of collaboration, Toyota committed to investing an additional $500 million in Joby, as part of an agreement that includes plans to establish a manufacturing alliance.
●Strong Financial Foundation: At the end of the third quarter of 2024, we maintained a strong balance sheet with $710 million in cash and short-term investments. This balance does not include the approximately $222 million raised through a follow-on equity offering completed in October 2024 or the expected Toyota investments totaling $500 million.

Third Quarter Financial Results Webcast Details:

What: Joby Third Quarter 2024 Financial Results Webcast

When: Wednesday, November 6, 2024

Time: 2:00 PM PT (5:00 PM ET)

Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com).

If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.

About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This shareholder letter contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing, including expected certification progress, manufacturing and flight test capabilities and timing; our business plan, objectives, goals and market opportunity; the expected timing of the Toyota investment and plans to establish a manufacturing alliance; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”,

“estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; complexities related to obtaining certification and operating in foreign markets, including the need to negotiate additional definitive agreements related to such operations; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; the Toyota investment is subject to satisfaction of the closing conditions and risks relating to Joby's and Toyota's business, including those described in periodic and current reports that Toyota and Joby file from time to time with the Securities and Exchange Commission; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Joby Aviation
Investors:
investors@jobyaviation.com

Media:
press@jobyaviation.com